Exhibit 99.1
Silvaco Reports Third Quarter 2024 Financial Results

Expanded TCAD and digital twin modeling platform to planar CMOS, FinFET and advanced CMOS technologies

Signed 14 new customers as well as expanded our relationship with several existing customers across key markets including power, automotive, memory, foundry, and display.

In the first week of Q4, received a $5.0 million follow-on order for FTCO™ digital-twin modeling product from a strategic memory customer

SANTA CLARA, Calif. - November 12, 2024 -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and automation, today announced its third quarter 2024 results.

"Our strategic focus on driving innovation through AI-enabled semiconductor design for advanced CMOS geometries and power semiconductors, which includes digital twin modeling, positions us well for long-term growth” said Dr. Babak Taheri, Silvaco’s Chief Executive Officer. Dr. Taheri continued “We believe our strong business fundamentals and innovative product lines will continue to drive our customer momentum and growth trajectory.”

Commenting on the financial results and outlook, Ryan Benton, Silvaco’s Chief Financial Officer, added, “While Q3 revenues were impacted by the shift of a substantial $5.0 million order received in the first week of Q4, we remain confident in our ability to achieve our revised full-year financial targets due to strong customer demand. We expect to regain momentum and execute on our long-term strategy by expanding our footprint across the key end markets as well as executing on the right strategic inorganic opportunities.”

Business Highlights

•Acquired 14 new customers representing 14% of bookings and 11% of revenue for Q3.

•Expanded Victory TCAD and Digital Twin Modeling Platform to Planar CMOS, FinFET and advanced CMOS technologies. Newly released TCAD platform has been utilized by a strategic customer for the past few years and is now available for broad market adoption.

•Appointed Candace Jackson as SVP, General Counsel and Corporate Secretary.

•Silvaco was added to the Russell 2000®, Russell 3000®, and Russell Microcap® indexes in September 2024.

•Achieved ISO9001 Certification of our TCAD, EDA, and IP Products in October 2024.

In the first week of Q4, received a $5.0 million follow-on order for FTCO™ digital-twin modeling product from a strategic memory customer. This order extends the footprint of our FTCO™ product line and further validates our strategic focus on this unique technology.

Third Quarter 2024 Financial Results

GAAP Financial Results

•Revenue of $11.0 million, down 27% year-over-year and down 27% quarter-over-quarter impacted by the shift of the $5.0 million order received in the fourth quarter and the delay in certain orders principally from China.
◦TCAD revenue of $6.5 million, down 18% year-over-year.
◦EDA revenue of $2.6 million, down 42% year-over-year.
◦SIP revenue of $1.8 million, down 26% year-over-year.
•GAAP gross profit and GAAP gross margin were $8.2 million and 75%, respectively, which includes the impact of $313,000 stock-based compensation expense and $249,000 amortization of purchased intangibles, down from $12.7 million and 85% year over year.
•GAAP net loss of $(6.6) million, compared to a GAAP net income of $1.4 million in Q3 2023.
•GAAP basic and diluted net loss per share of $(0.23).
•As of September 30, 2024, cash and cash equivalents and marketable securities totaled $100.4 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $9.9 million, down 21% year-over-year.
•As of September 30, 2024, remaining performance obligation balance of $32.6 million, 48% of which is expected to be recognized as revenue in the next 12 months.
•Non-GAAP gross profit and non-GAAP gross margin were $8.7 million and 80%, respectively, down from $12.7 million and 85% year over year.
•Non-GAAP net loss of $(1.8) million, compared to Non-GAAP net income of $2.3 million in Q3 2023.
•Non-GAAP diluted net loss per share of $(0.06).

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including our third quarter 2024 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

Fourth Quarter and Full Year 2024 Financial Outlook

As of November 12, 2024, Silvaco is providing guidance for its fourth quarter of 2024 and its full-year 2024, which represents Silvaco’s current estimates on its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of non-GAAP gross margin and non-GAAP operating income. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin, and GAAP operating income is the most comparable GAAP measure to non-GAAP operating income. Non-GAAP operating income differs from GAAP operating income in that it excludes items such as certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges and executive severance costs. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin or GAAP operating income or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating income guidance to GAAP gross margin or GAAP operating income, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for fourth quarter 2024 the following:

•Gross bookings in the range of $18.5 million to $21.5 million, which would represent a 19% to 38% increase from the fourth quarter of 2023.

•Revenue in the range of $18.1 million to $21.2 million, which would represent a 45% to 70% increase from the fourth quarter of 2023.

•Non-GAAP gross margin to be in the range of 85% to 87%, increased from 79% in the fourth quarter of 2023.

•Non-GAAP operating income in the range of $2.6 million to $5.6 million, increased from the loss of $1.6 million in the fourth quarter of 2023.
For full year 2024, the Company expects:

•Gross bookings of $64.0 million to $67.0 million, which would represent a 10% to 15% increase from 2023.

•Revenue of $60.0 million to $63.0 million, which would represent a 11% to 16% increase from 2023.

•Non-GAAP gross margin to be in the range of 85% to 87%, increased from 83% in 2023.

•Non-GAAP operating income of $5.0 million to $8.0 million, which would represent a 14% to 82% increase from 2023.

Q3 2024 Conference Call Details

A press release highlighting the Company’s results along with supplemental financial results will be available at https://investors.silvaco.com/ along with an earnings presentation to accompany management’s prepared remarks on the day of the conference call, after market close. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Tuesday, November 12, 2024
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and Hamas and the ongoing trade disputes among the

United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our expectations regarding the outcome of any ongoing litigation; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (v) our status as a controlled company; and (w) our use of the net proceeds from our initial public offering.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting the Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit and non-GAAP gross margin as our GAAP gross profit and GAAP gross margin adjusted to exclude certain costs, including stock-based compensation and amortization of acquired intangible assets. We define non-GAAP operating expenses, non-GAAP operating income (loss), and non-GAAP operating margin as our GAAP operating expenses, GAAP operating income (loss), and GAAP operating margin, in each case, adjusted to exclude certain costs, including certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges, and executive severance costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including certain transaction-related costs, IPO preparation costs, estimated acquisition-related litigation claims and costs, stock-based compensation, amortization of acquired intangible assets, impairment charges, executive severance costs, change in fair value of contingent consideration, foreign exchange (gain) loss, loss on extinguishment of debt, and the income tax effect on non-GAAP items. Our non-GAAP net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating expenses, GAAP operating income (loss), GAAP operating margin, and net income (loss) for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,606	$4,421
Short-term marketable securities	73,782	—
Accounts receivable, net	5,037	4,006
Contract assets, net	9,949	8,749
Prepaid expenses and other current assets	3,215	2,549
Deferred transaction costs	—	1,163
Total current assets	118,589	20,888
Long-term assets:
Property and equipment, net	843	591
Operating lease right-of-use assets, net	2,045	1,963
Intangible assets, net	4,660	342
Goodwill	9,026	9,026
Long-term portion of contract assets, net	9,456	6,250
Other assets	1,836	1,825
Total long-term assets	27,866	19,997
Total assets	$146,455	$40,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,197	$2,495
Accrued expenses and other current liabilities	23,309	10,255
Accrued income taxes	2,445	1,626
Deferred revenue, current	7,784	7,882
Operating lease liabilities, current	855	735
Related party line of credit	—	2,000
Vendor financing obligation, current	1,853	—
Total current liabilities	40,443	24,993
Long-term liabilities:
Deferred revenue, non-current	3,241	5,071
Operating lease liabilities, non-current	1,172	1,198
Vendor financing obligation, non-current	2,738	—
Other long-term liabilities	211	221
Total liabilities	47,805	31,483
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024; no shares authorized as of December 31, 2023	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 26,294,217 shares issued and outstanding as of September 30, 2024; 25,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2023	3	2
Additional paid-in capital	132,244	—
(Accumulated deficit) Retained earnings	(32,169)	11,392
Accumulated other comprehensive loss	(1,428)	(1,992)
Total stockholders' equity	98,650	9,402
Total liabilities and stockholders' equity	$146,455	$40,885

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited, in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Software license revenue	$6,840	$11,083	$30,121	$30,593
Maintenance and service	4,132	3,861	11,700	11,167
Total revenue	10,972	14,944	41,821	41,760
Cost of revenue	2,786	2,274	9,620	6,672
Gross profit	8,186	12,670	32,201	35,088
Operating expenses:
Research and development	4,134	3,289	15,457	9,833
Selling and marketing	3,834	3,139	14,317	8,874
General and administrative	7,128	4,500	30,042	13,311
Estimated litigation claim	392	—	15,088	—
Total operating expenses	15,488	10,928	74,904	32,018
Operating (loss) income	(7,302)	1,742	(42,703)	3,070
Loss on debt extinguishment	—	—	(718)	—
Interest income	1,217	1	1,899	4
Interest and other (expense) income, net	(278)	37	(832)	(535)
(Loss) income before income tax provision	(6,363)	1,780	(42,354)	2,539
Income tax provision	188	332	1,207	608
Net (loss) income	$(6,551)	$1,448	$(43,561)	$1,931
(Loss) earnings per share attributable to common stockholders:
Basic and diluted	$(0.23)	$0.07	$(1.77)	$0.10
Weighted average shares used in computing per share amounts:
Basic and diluted	29,048,080	20,000,000	24,633,030	20,000,000

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(43,561)	$1,931
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	903	456
Stock-based compensation expense	24,388	—
Provision for credit losses	154	198
Estimated litigation claim	15,088	—
Loss on debt extinguishment	718	—
Accretion of discount on marketable securities, net	(905)	—
Change in fair value of contingent consideration	(18)	332
Changes in operating assets and liabilities:
Accounts receivable	(1,336)	(443)
Contract assets	(4,479)	(4,560)
Prepaid expenses and other current assets	(479)	183
Other assets	(12)	—
Accounts payable	1,022	(404)
Accrued expenses	(2,396)	402
Accrued income taxes	836	475
Deferred revenue	(1,887)	1,497
Other current liabilities	1,288	869
Other long-term liabilities	9	(605)
Net cash (used in) provided by operating activities	(10,667)	331
Cash flows from investing activities:
Purchases of marketable securities	(81,608)	—
Maturities of marketable securities	9,000	—
Purchases of property and equipment	(344)	(215)
Net cash used in investing activities	(72,952)	(215)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting fees	106,020	—
Proceeds from issuance of convertible note, net of debt issuance costs	4,852	—
Proceeds from loan facility	4,250	—
Repayment of loan facility	(4,250)	—
Repayment of 2022 line of credit	(2,000)	—
Deferred transaction costs	(2,649)	(33)
Contingent consideration	(74)	(986)
Payments of vendor financing obligation	(600)	—
Net cash provided by (used in) financing activities	105,549	(1,019)
Effect of exchange rate fluctuations on cash and cash equivalents	255	(262)
Net increase (decrease) in cash and cash equivalents	22,185	(1,165)
Cash and cash equivalents, beginning of period	4,421	5,478
Cash and cash equivalents, end of period	$26,606	$4,313

SILVACO GROUP, INC.
REVENUE
(Unaudited, in thousands)

	2023					2024
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Revenue by Product Line:
TCAD	62%	62%	52%	62%	59%	66%	69%	59%
EDA	29%	20%	31%	22%	26%	30%	20%	24%
IP	9%	18%	17%	16%	15%	4%	11%	17%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue	75%	71%	74%	70%	73%	77%	74%	62%
Maintenance and service	25%	29%	26%	30%	27%	23%	26%	38%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
Reconciliation GAAP to Non-GAAP	9/30/2024	9/30/2023	9/30/2024	9/30/2023

GAAP Cost of revenue	$2,786	$2,274	$9,620	$6,672
Less: Stock-based compensation	(313)	—	(2,780)	—
Less: Amortization of acquired intangible assets	(249)	—	(498)	—
Non-GAAP Cost of revenue	$2,224	$2,274	$6,342	$6,672

GAAP Gross profit	$8,186	$12,670	$32,201	$35,088
Add: Stock-based compensation	313	—	2,780	—
Add: Amortization of acquired intangible assets	249	—	498	—
Non-GAAP Gross profit	$8,748	$12,670	$35,479	$35,088

GAAP Research and development	$4,134	$3,289	$15,457	$9,833
Less: Stock-based compensation	(491)	—	(4,556)	—
Less: Amortization of acquired intangible assets	(46)	(82)	(163)	(257)
Non-GAAP Research and Development	$3,597	$3,207	$10,738	$9,576

GAAP Sales and marketing	$3,834	$3,139	$14,317	$8,874
Less: Stock-based compensation	(379)	—	(3,931)	—
Less: IPO preparation costs	—	—	(178)	—
Non-GAAP Sales and marketing	$3,455	$3,139	$10,208	$8,874

GAAP General and administrative	$7,128	$4,500	$30,042	$13,311
Less: Stock-based compensation	(1,376)	—	(13,121)	—
Less: Acquisition-related estimated litigation claim and legal costs	(1,491)	(723)	(4,106)	(1,192)
Less: IPO preparation costs	—	(197)	(695)	(1,176)
Non-GAAP General and administrative	$4,261	$3,580	$12,120	$10,943

GAAP Estimated litigation claim	$392	$—	$15,088	$—
Less: Acquisition-related estimated litigation claim and legal costs	(392)	—	(15,088)	—
Non-GAAP Estimated litigation claim	—	—	—	—

GAAP Operating expenses	$15,488	$10,928	$74,904	$32,018
Less: Stock-based compensation	(2,246)	—	(21,608)	—
Less: Acquisition-related estimated litigation claim and legal costs	(1,883)	(723)	(19,194)	(1,192)
Less: IPO preparation costs	—	(197)	(873)	(1,176)
Less: Amortization of acquired intangible assets	(46)	(82)	(163)	(257)
Non-GAAP Operating expenses	$11,313	$9,926	$33,066	$29,393

GAAP (Loss) income from operations	$(7,302)	$1,742	$(42,703)	$3,070
Add: Stock-based compensation	2,559	—	24,388	—
Add: Acquisition-related estimated litigation claim and legal costs	1,883	723	19,194	1,192
Add: IPO preparation costs	—	197	873	1,176
Add: Amortization of acquired intangible assets	295	82	661	257
Non-GAAP (Loss) income from operations	$(2,565)	$2,744	$2,413	$5,695

GAAP Net (loss) income	$(6,551)	$1,448	$(43,561)	$1,931
Add: Stock based compensation expense	2,559	—	24,388	—
Add: Amortization of acquired intangible assets	295	82	661	257
Add: Acquisition-related estimated litigation claim and legal costs	1,883	723	19,194	1,192
Add: IPO preparation costs	—	197	873	1,176
Add: Loss on debt extinguishment	—	—	718	—
Add: Change in fair value of consideration	—	(9)	(18)	332
Add: Foreign exchange (gain) loss	174	(77)	418	338
Add: Income tax effect of non-GAAP adjustment	(189)	(38)	(265)	(142)
Non-GAAP Net (loss) income	$(1,829)	$2,326	$2,408	$5,084

GAAP Net (loss) income per share:
Basic and diluted:	$(0.23)	$0.07	$(1.77)	$0.10

Non-GAAP Net (loss) income per share:
Basic :	$(0.06)	$0.12	$0.10	$0.25
Diluted:	$(0.06)	$0.12	$0.09	$0.25

Weighted average shares used in GAAP and non-GAAP net (loss) income per share:
Basic:	29,048,080	20,000,000	24,633,030	20,000,000
Diluted:	29,048,080	20,000,000	26,244,892	20,000,000

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tyler Weiland
press@silvaco.com

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